UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2024

ALTERNUS CLEAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

360 Kingsley Park Drive, Suite 250 Fort Mill, South Carolina	29715
(Address of registrant’s principal executive office)	(Zip code)

(803) 280-1468

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On May 6, 2024, Alternus Clean Energy, Inc. (the “Company”) received a letter from the listing qualifications department staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that for the last 30 consecutive business days, the Company’s minimum Market Value of Listed Securities (“MVLS”) was below the minimum of $35 million required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq listing rule 5550(b)(2).

The notice has no immediate effect on the listing of the Company’s common stock, and the Company’s common stock continues to trade on the Nasdaq Capital Market under the symbol “ALCE.”

In accordance with Nasdaq listing rule 5810(c)(3)(C), the Company has 180 calendar days, or until November 4, 2024, to regain compliance. The notice states that to regain compliance, the Company’s MVLS must close at $35 million or more for a minimum of ten consecutive business days (or such longer period of time as the Nasdaq staff may require in some circumstances, but generally not more than 20 consecutive business days) during the compliance period ending November 4, 2024. The Company believes that it can also regain compliance by meeting the continued listing standard of a minimum stockholders’ equity of at least $2.5 million.

If the Company does not regain compliance by November 4, 2024, Nasdaq staff will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination to a Hearings Panel.

The Company intends to actively monitor the Company’s MVLS between now and November 4, 2024 and may, if appropriate, evaluate available options to resolve the deficiency and regain compliance with the MVLS rule. While the Company is exercising diligent efforts to maintain the listing of its common stock on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

Forward Looking Statements

All statements contained in this Current Report on Form 8-K other than statements of historical facts, including any information on the Company’s plans or future financial or operating performance and other statements that express the Company’s management’s expectations or estimates of future performance, constitute forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Such statements are based on a number of estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. The Company cautions that such forward-looking statements involve known and unknown risks and other factors that may cause the actual financial results, performance or achievements of the Company to differ materially from the Company’s estimated future results, performance or achievements expressed or implied by the forward-looking statements. These statements should not be relied upon as representing the Company’s assessments of any date after the date of this Current Report on Form 8-K. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2024	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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